Exhibit 20.1

                      MONTHLY CERTIFICATEHOLDER'S STATEMENT
                                  SERIES 1998-1
                               TRAVELERS BANK USA
                    TRAVELERS BANK CREDIT CARD MASTER TRUST I

                   -------------------------------------------
                          MONTHLY PERIOD ENDING 5/31/00
                   -------------------------------------------

The information which is required to be prepared with respect to this Distribution Date the 15th of June, 2000, and with respect to the performance of the trust during the month of May, 2000 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.   INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION TO
     CERTIFICATEHOLDERS (STATED ON THE BASIS OF $1,000 ORIGINAL CERTIFICATE PRINCIPAL AMOUNT)

1.   The amount of distribution in respect of Class A Monthly Principal       $0.00000000

2.   The amount of distribution in respect of Class B Monthly Principal       $0.00000000

3.   The amount of distribution in respect of Class C Monthly Principal       $0.00000000

4.   The amount of the distribution in respect of Class A Monthly Interest    $5.00000000

5.   The amount of distribution in respect of any accrued and unpaid
     Class A Monthly Interest                                                 $0.00000000

6.   The amount of distribution in respect of Class A Additional Interest     $0.00000000

7.   The amount of the distribution in respect of Class B Monthly Interest    $0.00000000

8.   The amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                 $0.00000000

9.   The amount of distribution in respect of Class B Additional Interest     $0.00000000

10.  The amount of the distribution in respect of Class C Monthly Interest    $0.00000000

11.  The amount of distribution in respect of any accrued and unpaid
     Class C Monthly Interest                                                 $0.00000000

12.  The amount of distribution in respect of Class C Additional Interest     $0.00000000



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

B. INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

   1.  PRINCIPAL RECEIVABLES

       (a)  The aggregate amount of Collections of Principal
            Receivables processed during the related Monthly
            Period, which were allocable in respect of
            Class A Certificates                                 $68,238,172.94

       (b)  The aggregate amount of Collections of Principal
            Receivables processed during the related Monthly
            Period, which were allocable in respect of
            Class B Certificates                                  $3,746,535.07

       (c)  The aggregate amount of Collections of Principal
            Receivables processed during the related Monthly
            Period, which were allocable in respect of
            Class C Certificates                                  $3,002,031.31

   2.  PRINCIPAL RECEIVABLES IN THE TRUST

       (a)  The aggregate amount of Principal Receivables
            in the Trust as of the end of the day on the
            last day of the Monthly Period                      $266,344,388.16

       (b)  The amount of Principal Receivables in the
            Trust represented by the Investor Interest of
            Series 1998-1 as of the end of the day on the
            last day of the Monthly Period                      $250,000,000.00

       (c)  The amount of Principal Receivables in the
            Trust represented by the Class A Investor
            Interest of Series 1998-1 as of the end of
            the day on the last day of the Monthly Period       $227,500,000.00

       (d)  The amount of Principal Receivables in the
            Trust represented by the Class B Investor
            Interest of Series 1998-1 as of the end of the
            day on the last day of the Monthly Period            $12,500,000.00

       (e)  The amount of Principal Receivables in the
            Trust represented by the Class C Investor
            Interest of Series 1998-1 as of the end of the
            day on the last day of the Monthly Period            $10,000,000.00


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

       (f)  The Floating Investor Percentage with respect
            to the Monthly Period                                         93.67%

       (g)  The Class A Floating Investor Percentage with
            respect to the Monthly Period                                 85.24%

       (h)  The Class B Floating Investor Percentage with
            respect to the Monthly Period                                  4.68%

       (i)  The Class C Floating Investor Percentage with
            respect to the Monthly Period                                  3.75%

       (j)  The Principal Investor Percentage with respect
            to the Monthly Period                                         93.67%

       (k)  The Class A Principal Investor Percentage with
            respect to the Monthly Period                                 85.24%

       (l)  The Class B Principal Investor Percentage with
            respect to the Monthly Period                                  4.68%

       (m)  The Class C Principal Investor Percentage with
            respect to the Monthly Period                                  3.75%

    3.  DELINQUENT BALANCES

        The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period.

                                  PERCENTAGE OF                  AGGREGATE
                                TOTAL RECEIVABLES                 BALANCE
                                -----------------              -------------
        (a)  31-60 days:               0.48%                   $1,274,085.73

        (b)  61-90 days                0.44%                   $1,174,868.54

        (c)  91-120 days               0.25%                     $679,094.76

        (d)  Over 120 days             0.40%                   $1,068,363.27

                     Total             1.58%                   $4,196,412.30



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

4.  INVESTOR DEFAULT AMOUNT

    (a)  The Aggregate Investor Default Amount for the related
         Monthly Period                                              $739,749.09

    (b)  The Class A Investor Default Amount for the related
         Monthly Period                                              $673,174.04

    (c)  The Class B Investor Default Amount for the related
         Monthly Period                                               $36,959.81

    (d)  The Class C Investor Default Amount for the related
         Monthly Period                                               $29,615.24


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

5.  INVESTOR CHARGE-OFFS

    (a)  The aggregate amount of Class A Investor Charge-Offs
         for the related Monthly Period                              $0.00

    (b)  The aggregate amount of Class A Investor Charge-Offs
         set forth in 5 (a) above per $1,000 of original
         certificate principal amount                                $0.00

    (c)  The aggregate amount of Class B Investor Charge-Offs
         for the related Monthly Period                              $0.00

    (d)  The aggregate amount of Class B Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate
         principal amount                                            $0.00

    (e)  The aggregate amount of Class C Investor Charge-Offs
         for the related Monthly Period                              $0.00

    (f)  The aggregate amount of Class C Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate
         principal amount                                            $0.00

    (g)  The aggregate amount of Class A Investor Charge-Offs
         reimbursed on the Distribution Date                         $0.00

    (h)  The aggregate amount of Class A Investor Charge-Offs
         set forth in 5 (g) above per $1,000 original certificate
         principal amount                                            $0.00

    (i)  The aggregate amount of Class B Investor Charge-Offs
         reimbursed on the Distribution Date                         $0.00

    (j)  The aggregate amount of Class B Investor Charge-Offs
         set forth in 5 (g) above per $1,000 original certificate
         principal amount                                            $0.00

    (k)  The aggregate amount of Class C Investor Charge-Offs
         reimbursed on the Distribution Date                         $0.00

    (l)  The aggregate amount of Class C Investor Charge-Offs
         set forth in 5 (g) above per $1,000 original certificate
         principal amount                                            $0.00

6.  INVESTOR SERVICING FEE

    (a)  The amount of the Class A Servicing Fee payable by the
         Trust to the Servicer for the related Monthly Period            $379,166.67

    (b)  The amount of the Class B Servicing Fee payable by the
         Trust to the Servicer for the related Monthly Period             $20,833.33

    (c)  The amount of the Class C Servicing Fee payable by the
         Trust to the Servicer for the related Monthly Period             $16,666.67

7.  REALLOCATIONS

    (a)  The amount of Reallocated Class C Principal Collections
         with respect to this Distribution Date                                $0.00

    (b)  The amount of Reallocated Class B Principal Collections
         with respect to this Distribution Date                                $0.00

    (c)  The Class C Investor Interest as of the close of business
         on this Distribution Date                                    $10,000,000.00

    (d)  The Class B Investor Interest as of the close of business
         on this Distribution Date                                    $12,500,000.00

8.  PRINCIPAL FUNDING ACCOUNT

    (a)  The principal amount on deposit in the Principal Funding
         Account on this Distribution Date (prior to withdrawals)              $0.00

    (b)  The Deficit Controlled Accumulation Amount for the
         related Monthly Period                                                $0.00

    (c)  The Principal Funding Account Investment Proceeds
         deposited in the Collections Account to be treated as
         Class A Available Funds                                               $0.00

9.  AVAILABLE FUNDS

    (a)  The amount of Class A Available Funds on deposit in
         the Collections Account for this Distribution Date            $3,450,198.39

    (b)  The amount of Class B Available Funds on deposit in
         the Collections Account for this Distribution Date              $189,429.00

    (c)  The amount of Class C Available Funds on deposit in
         the Collections Account for this Distribution Date              $151,786.06

10. PORTFOLIO YIELD

    (a)  The Net Portfolio Yield for the related Monthly Period                14.65%

    (b)  The Base Rate for the related Monthly Period                           7.46%


                                    CITIBANK USA
                                    Servicer


                                    By: /s/ Charles Haug
                                       --------------------------
                                    Name:  Charles Haug
                                    Title: Senior Vice President

                   SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                                  SERIES 1998-1
                               TRAVELERS BANK USA
                    TRAVELERS BANK CREDIT CARD MASTER TRUST I

                 -----------------------------------------------
                          MONTHLY PERIOD ENDING 5/31/00
                 -----------------------------------------------

1.   The aggregate amount of the Investor Percentage of Collections
     of Principal Receivables (net of Discount Option Collections)     $74,986,739.32

2.   The aggregate amount of the Investor Percentage of Collections of Finance Charge Receivables (including Annual Membership
     Fees, Late Fees, Cash Advance Fees and Other Fees)                 $2,649,483.41

3.   The aggregate amount of the Investor Percentage of Discount
     Option Collections                                                 $1,141,930.04

4.   The aggregate amount of funds allocable to Series 1998-1
     in respect of Finance Charge Receivables                           $3,791,413.45

5.   The aggregate amount of funds on deposit in the Principal
     Funding Account allocable to Series 1998-1
     Certificates after taking into account deposits, but prior to
     withdrawals on the related Transfer Date)                                  $0.00

6.   The excess, if any, of the Required Class C Invested Amount over the Class C Invested Amount (as of the related Transfer
     Date)                                                                      $0.00

7.   The Class C Invested Amount on the Transfer Date of the current calendar month, after giving effect to the deposits and
     withdrawals specified above, is equal to                          $10,000,000.00

8.   The amount of Monthly Interest, Deficiency Amounts, and
     Additional Interest payable to the

     (i)    Class A Certificateholders                                  $1,137,500.00

     (ii)   Class B Certificateholders                                          $0.00

     (iii)  Class C Interests                                                   $0.00

9.   The amount of principal payable to the

     (i)    Class A Certificateholders                                          $0.00

     (ii)   Class B Certificateholders                                          $0.00


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

     (iii)  Class C Interests                                                   $0.00

10.  The sum of all amounts payable to the

     (i)    Class A Certificateholders                                  $1,137,500.00

     (ii)   Class B Certificateholders                                          $0.00

     (iii)  Class C Interests                                                   $0.00

     To the knowledge of the undersigned, no Series 1998-1 Pay Out Event or Trust Payout Event has occurred except as described below

     None

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of June, 2000.

                                          CITIBANK USA
                                          Servicer


                                          By: /s/ Charles Haug
                                              -----------------------
                                          Name:  Charles Haug
                                          Title: Senior Vice President


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